Exhibit 99.2

RECOMMENDED CASH AND SHARE COMBINATION OF

DOWLAIS GROUP PLC (“DOWLAIS”)

WITH

DAUCH CORPORATION (“DAUCH”)

Combination Update: Court Sanction of Scheme of Arrangement and

Publication of Prospectus

DETROIT, MI, January 30, 2026 – Dauch (NYSE: AXL) and Dowlais are pleased to announce that the Court has issued the Court Order sanctioning the Scheme. As a result, the Scheme will become effective on delivery of the Court Order to the Registrar of Companies, which is expected to occur after the Scheme Record Time, being 6:00 p.m. on February 2, 2026.

Prospectus

Dauch has today published a prospectus (the “Prospectus”) approved by the Financial Conduct Authority (“FCA”), in connection with the admission of shares of common stock in the capital of Dauch to the equity shares (international commercial companies secondary listing) category of the Official List of the FCA and to trading on the main market of the London Stock Exchange (“Admission”), as part of the recommended cash and share combination between Dauch and Dowlais Group plc (the “Combination”).

There has been no material change to the expected timetable of principal events for the Combination, as a result, the Scheme is expected to become effective on February 3, 2026.

About Dauch Corporation

As a leading global Tier 1 Automotive Supplier, Dauch designs, engineers and manufactures Driveline and Metal Forming technologies to support electric, hybrid and internal combustion vehicles. Headquartered in Detroit, MI, with nearly 75 facilities in 15 countries, Dauch is bringing the future faster for a safer and more sustainable tomorrow.

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Contacts:

Christopher M. Son, Vice President, Marketing & Communications

+1 (313) 758-4814

Chris.son@aam.com

David H. Lim, Head of Investor Relations

+1 (313) 758-2006

David.lim@aam.com

Forward-looking statements

In this announcement, Dauch makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance, including, but not limited to, certain statements related to the ability of Dauch and Dowlais Group plc (“Dowlais”) to consummate Dauch’s business combination with Dowlais (the "Business Combination") in a timely manner or at all, the closing the Business Combination and the regulatory approval process. Such statements are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect Dauch's or the combined company's future financial position and operating results. The terms such as "will," "may," "could," "would," "plan," "believe," "expect," "anticipate," "intend," "project," "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties related to Dauch include factors detailed in the reports Dauch files with the United States Securities and Exchange Commission (the "SEC"), including those described under "Risk Factors" in its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this communication. Dauch expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.